UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 19, 2020 (June 12, 2020)

AMCOR PLC

(Exact Name of Registrant as Specified in its Charter)

Jersey (Channel Islands)	001-38932	98-1455367
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Tower Road North
Warmley, Bristol
United Kingdom

(Address of principal executive offices)

BS30 8XP

(Zip Code)

Registrant’s telephone number, including area code: +44 117 9753200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	AMCR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (*230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (*240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On June 12, 2020, Amcor plc (“Amcor”), Bemis Company, Inc. (“Bemis”), Amcor Finance (USA), Inc. (“AFUI”), Amcor UK Finance plc (“Amcor UK”) and Amcor Pty Ltd (together with Amcor, AFUI and Amcor UK, the “Guarantors”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as Representatives of the several Underwriters named therein, with respect to the offer and sale by Bemis of $500,000,000 aggregate principal amount of its 2.630% Senior Notes due 2030 (the “Notes”), under the Registration Statement on Form S-3 (Registration No. 333-239060). Each Guarantor will provide a full and unconditional guarantee of the Notes pursuant to the Indenture (as defined below) (the “Guarantee” and together with the Notes, the “Securities”). The Securities will be issued pursuant to an Indenture, dated as of June 19, 2020, among Bemis, the Guarantors, and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”).

The net proceeds from the sale of the Securities after deducting the underwriting discount and estimated offering expenses payable by us are expected to be approximately $496.2 million. Amcor intends to use the net proceeds from the sale of the Securities for general corporate purposes and for the part repayment of commercial paper and bank drawdowns.

The foregoing summary of the Underwriting Agreement and the Indenture does not purport to be complete and is qualified in its entirety by reference to the texts of the Underwriting Agreement and the Indenture. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Indenture (including the Guarantees) is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The form of notes for the Notes is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of June 12, 2020, by and among Bemis Company, Inc., Amcor plc, Amcor Finance (USA), Inc., Amcor UK Finance plc and Amcor Pty Ltd and J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters named herein.
4.1	Indenture, dated as of June 19, 2020, among Bemis Company, Inc., Amcor plc, Amcor Finance (USA), Inc., Amcor UK Finance plc and Amcor Pty Ltd and Deutsche Bank Trust Company Americas, as trustee (including the guarantees).
4.2	Form of 2.630% Senior Note due 2030.
5.1	Opinion of Sidley Austin LLP.
5.2	Opinion of Sidley Austin LLP (English law).
5.3	Opinion of Armstrong Teasdale LLP.
5.4	Opinion of Ogier (Jersey) LLP.
5.5	Opinion of Gilbert + Tobin.
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Sidley Austin LLP (English law) (included in Exhibit 5.2 hereto).
23.3	Consent of Armstrong Teasdale LLP (included in Exhibit 5.3 hereto).
23.4	Consent of Ogier (Jersey) LLP (included in Exhibit 5.4 hereto).
23.5	Consent of Gilbert + Tobin (included in Exhibit 5.5 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOR PLC

By:	/s/ Damien Clayton
Name: Damien Clayton
Title: Company Secretary

Dated: June 19, 2020

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